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                                                               EXHIBIT 10.33


                 AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into this day of May, 2002 ("Effective Date"), by and
                              --
among MWL Acquisition Corp., a Delaware corporation ("Purchaser"), Mail-Well
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I Corporation, a Delaware corporation ("Seller"), and Mail-Well, Inc., a
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Colorado corporation ("Parent").
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                                 WITNESSETH:

         WHEREAS, Purchaser, Seller and Parent have entered into that certain Stock Purchase Agreement dated May 6, 2002 (the "Agreement"); and

         WHEREAS, Purchaser, Seller and Parent desire to amend the Stock Purchase Agreement pursuant to this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made in the Agreement and herein and of the mutual benefits to be derived herefrom, Purchaser, Seller and Parent agree as follows:

1. The first "WHEREAS" clause of the Agreement shall be amended by changing "500" to "20".

2. Section 1.1 of the Agreement shall be amended by deleting the definition of "Grossed-Up Basis" in its entirety and adding the following new definition:

         ""Note" has the meaning set forth in Section 4.19(jj)."
           ----

3. Section 2.2 of the Agreement shall be amended by replacing the first sentence of clause (a) in its entirety with the following:

         "(a)     The Purchaser shall pay at Closing an aggregate amount for the Shares ("Initial Purchase Price") equal to (i) $75,000,000 which shall be allocated to US Label Shares in the amount of $48.1 million; Canada Label Shares in the amount of $17.5 million; and UK Label Shares in the amount of $9.4 million ("Purchase Price
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         Allocation") minus (ii) the Initial Purchase Price Adjustment."
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4.       Section 2.2 of the Agreement shall be amended by adding the following immediately prior to "excluding" inside the first parentheses in clause (i) of the definition of "Initial Purchase Price Adjustment":
                                 ---------------------------------

         "including indebtedness under the Note but . . ."

5. Section 2.2(a) of the Agreement shall be amended by replacing the definition of "Working Capital Objective" in its entirety with the following:


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         "means the sum of $20,500,000."

6. Section 2.4(b) of the Agreement shall be amended by removing the last sentence in its entirety and replacing it with the following:

         "The Inventory shall be valued in accordance with GAAP consistent with past practice based on a physical count taken by Seller and observed by Purchaser immediately prior to the Closing Date."

7. Section 4.19(j) of the Agreement shall be amended by removing the existing first sentence of such section in its entirety.

8. Section 4.19(l) of the Agreement shall be amended by replacing the existing clause (A) of such section in its entirety with the following:

         "(A)     as a result of a change in method of accounting for a
         Pre-Closing Period, to include any adverse adjustment under Section 481 of the Code or other similar adverse adjustment in income for any Post-Closing Period, . . ."

9. Section 4.19(ii) of the Agreement shall be amended by replacing such Section in its entirety with the following:

         "(ii)    A resolution of the board of directors of Canada Label
         dated May 15, 2002 has been passed adding $16,125,111 to stated capital (also known as paid-up capital) account maintained by Canada Label pursuant to the Companies Act (Nova Scotia) in respect of the issuance of the Additional Canada Label Shares and during the period from and after May 15, 2002 to Closing Canada Label shall not have reduced its stated capital or paid up capital or returned any paid up capital to its shareholders and shall not have authorized any such reduction or return."

10. Section 4.19(jj) of the Agreement shall be amended by replacing such Section in its entirety with the following:

         "(jj)    Prior to the time of Closing (i) Seller shall (A) subscribe for 99 additional common shares in the capital of Canada Label (the "Additional Canada Label Shares") the purchase price of $16,125,111, and in the resolution issuing the Additional Canada Label Shares, the board of directors of Canada Label will add the entire amount to paid-up capital and (B) advance $15,500,000 to Canada Label as intercompany debt due on the earlier of demand or May 1, 2005 bearing simple interest at the rate of 3.21% per annum, which debt shall be evidenced by a promissory note ("Note") issued by Canada Label to Seller; and (ii) the aggregate proceeds of such subscription and such advance shall be

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         used by Canada Label, prior to the Closing, to repay its other obligations owing to Related Parties, such that at Closing Canada Label shall have no Intercompany Accounts to any Related Party other than the Note."

11.      A new Section 4.19(kk) shall be added as follows:

         "(kk)    Lancer Label. As a result of or in connection with the
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         pre-closing transactions relating to Lancer Label Canada, Inc.
         described at Section 5.4 hereof, no Target will incur any Taxes or Losses."

12. Section 4.29(b) of the Agreement shall be amended by replacing the reference to "C$40 million . . ." with "C$400 million. . .".

13. Section 5.4 of the Agreement shall be amended by adding the following sentence immediately after the existing sentence:

         "The parties acknowledge and agree that prior to the Closing, Seller will (a) cause Lancer Label Canada, Inc. to pay off all Intercompany Accounts to any Target, and (b) will cause the Targets to convey all of the outstanding shares of capital stock of Lancer Label Canada, Inc. to Supremex, Inc. or another Affiliate of Seller (other than a Target).

14. Section 5.10(a) of the Agreement shall be amended by deleting the phrase "on a Grossed-Up Basis" and by adding the following immediately after the word "Target" at the end of clause (A) of such section:

         "or was not included as a Tax Liability in Final Working
         Capital . . ."

15. Section 5.11(a) of the Agreement shall be amended by adding the following immediately prior to the existing fourth sentence:

         "Except as set forth in Section 5.11(c), . . . ."

16. Section 5.11(b) of the Agreement shall be amended by replacing the existing clause (i) in its entirety with the following:

         "(i)     assume and remain solely responsible for, and shall
         reimburse and indemnify Purchaser Indemnitees for, any and all Liabilities under each benefit plan maintained prior to the Closing Date by or for the benefit of the current or former employees of Seller or its ERISA Affiliates . . ."

17. Section 5.11(c) of the Agreement shall be replaced in its entirety with the following:

         "(c)     Following the Closing Date, Purchaser shall recognize
         Target's employees' years


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         of service through the Closing Date for purposes of eligibility and vesting under the benefit plans provided to Target's employees following the Closing Date. Purchaser shall, and shall cause Target to, enroll all of Target's employees in medical, dental, vision, employee assistance, life and long-term disability benefit coverages commencing June 1, 2002, and such coverages shall not impose any limits on or denials of coverage based on pre-existing medical conditions of such employees except to the extent that any such employee was limited from or denied coverage for a pre-existing medical condition immediately prior to June 1, 2002. Prior to June 1, 2002, Purchaser shall not, and shall cause Target to not, terminate the employment of any employees of Target covered under any Target Benefit Plan as described in Section 5.11(a) above, and shall reimburse and indemnify Seller Indemnitees for any and all Liabilities resulting from any termination in violation of this covenant, including those arising under obligations for medical continuation coverage under Code Section 4980B."

18. Section 5.11(g) of the Agreement shall be amended by adding the following at the end of the existing last paragraph of such section:

         "Purchaser will and will cause its representatives, including the directors of Porter Chadburn Pension Trustees Limited, to use their best commercial efforts to effect the provisions of this Section 5.11(g)."

19. Section 5.14 of the Agreement shall be amended by adding the following new sentence to the end of the paragraph:

         "At the Closing, Purchaser and Seller shall enter into a License Agreement concerning the "Mail-Well" name and marks in substantially the form attached hereto as Exhibit I."
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20.      A new Section 5.20 shall be added as follows:

         "5.20.   UK Statutory Accounts. Purchaser shall and shall cause UK
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         Label to retain Deloitte & Touche as statutory auditors of the UK
         Entities for purposes of finalizing and filing the statutory accounts of the UK Entities for fiscal year 2000 and shall cause such accounts to be filed for all subsequent periods on a timely basis."

21.      A new Section 5.21 shall be added as follows:

         "5.21.   Repayment of Note. Purchaser shall cause Canada Label to pay
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         to Seller at the Closing all principal and accrued interest outstanding on the Note from funds provided or arranged by Purchaser and not by Seller or Canada Label."

22. Section 6.12 of the Agreement shall be amended by adding the following at the end of such Section:

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         "Seller hereby irrevocably assigns to Purchaser, effective immediately upon the Closing, the right to all proceeds under the KEDFA Bond, including all unpaid interest up to the Closing Date."

23.      The following shall be added as a new Section 9.6(f) to the
Agreement:

         "(f)     Seller shall not be liable for any Losses suffered by a
         Purchaser Indemnitee related to Taxes that arise as a result of Purchaser or its Affiliates, except as required by applicable law, taking a position on its Tax Returns which is contrary to the manner in which Seller or Targets treated an item or transaction giving rise to Taxes prior to the Closing, including, but not limited to, with respect to the Additional Canada Label Shares."

24. Words, terms or phrases that begin with initial capital letters used, but not defined specifically, in this Amendment, shall have the meanings ascribed to such words, terms or phrases in the Agreement.

25. Except as otherwise specifically amended pursuant to the provisions of this Amendment, all terms and provisions of the Agreement shall remain in full force and effect in accordance with its terms.

26. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado.

27. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

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         IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                                   PURCHASER:

                                   MWL ACQUISITION CORP.


                                   By:
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                                   Name:
                                          ----------------------------------
                                   Title:
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                                   SELLER:

                                   MAIL-WELL I CORPORATION


                                   By:
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                                   Name:
                                          ----------------------------------
                                   Title:
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                                   PARENT:

                                   MAIL-WELL, INC.


                                   By:
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                                   Name:
                                          ----------------------------------
                                   Title:
                                          ----------------------------------




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